                             THIRTEENTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT,
                AMENDMENT AGREEMENT, AMENDED AND RESTATED PLEDGE
                        AGREEMENT AND SECURITY AGREEMENT


         This Thirteenth Amendment to Amended and Restated Credit Agreement, Amendment Agreement, Amended and Restated Pledge Agreement and Security Agreement (this "Amendment") is entered into on July 30, 2002 between Bank One, NA (successor by merger to Bank One, Michigan), with its main office in Chicago, Illinois ("Bank One"), PNC Bank, National Association (collectively with Bank One, the "Banks"), with Bank One as agent for the Banks (the "Agent"), Owosso Corporation ("Owosso"), Ahab Investment Company, DWZM, Inc. ("DWZM"), SMX Liquidation Corp., Inc., f/k/a Snowmax Incorporated ("Snowmax"), GBMC, Inc. ("GBMC"), Stature Electric, Inc. ("Stature"), Owosso Motor Group, Inc., AAC Liquidation Corp., Inc., f/k/a Astro Air Coils, Inc. ("Astro Air") and Owosso-Delaware, Inc. and f/k/a Cramer Company ("Cramer") (collectively, the "Borrowers").

                                    RECITALS

         This Amendment is based on the following recitals ("Recitals"), which are incorporated into and made a part of this Amendment:

         5. The Banks and the Borrowers are parties to an Amended and Restated Credit Agreement dated as of January 22, 1999, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of June 14, 2000, a Second Amendment to Amended and Restated Credit Agreement dated as of September 28, 2000, a Third Amendment to Amended and Restated Credit Agreement, Revolving Credit Note, Amended and Restated Pledge Agreement and Security Agreement dated effective as of October 29, 2000, a Fourth Amendment to Amended and Restated Credit Agreement, Revolving Credit Notes and Security Agreement dated as of November 30, 2000, a Fifth Amendment to Amended and Restated Credit Agreement, Revolving Credit Notes, Amended and Restated Pledge Agreement and Security Agreement dated January 24, 2001, an Amendment Agreement dated February 12, 2001 (the "Amendment Agreement"), a Seventh Amendment to Amended and Restated Credit Agreement dated as of May 9, 2001, an Eighth Amendment to Amended and Restated Credit Agreement and Amendment Agreement dated as of July 31, 2001, a Ninth Amendment to Amended and Restated Credit Agreement and Amendment Agreement dated January 7, 2002, a Tenth Amendment to Amended and Restated Credit Agreement and Amendment Agreement dated February 7, 2002, an Eleventh Amendment to Amended and Restated Credit Agreement and Amendment Agreement dated May 16, 2002 and a Twelfth Amendment to Amended and Restated Credit Agreement and Amendment Agreement as of July 8, 2002 (as amended, the "Loan Agreement") and two Revolving Credit Notes dated May 16, 2002 each running in favor of one of the Banks (the "Notes") as well as various other documents executed previously, simultaneously therewith or subsequently (all of the foregoing, including the Loan Agreement, are collectively referred to as the "Loan Documents").

         6. In addition to the Banks and the Borrowers, Motor Products-Ohio Corporation and Motor Products-Owosso Corporation (the "Motor Products Entities") were "Borrowers" under the terms of the Loan Agreement, the Amendment Agreement and the Notes and additionally pledged all of their assets in favor of the Agent, for the benefit of the Banks, as collateral for all of the Borrowers' obligations pursuant to the terms of a Security Agreement dated on or about January 22, 1999, as amended, given by the Motor Products Entities and the Borrowers in favor of the Agent (the "Security Agreement"), as well as separate Continuing Security Agreements given by each of the Borrowers, including the Motor Products Entities, in favor of the Agent. As additional collateral for the loans provided under the Loan Documents, Owosso pledged all of the stock of the Motor Products Entities and the other Borrowers (other than Owosso) in favor of the Agent, for the benefit of the Banks, pursuant to an Amended and Restated Stock Pledge Agreement dated January 22, 1999, as amended, given by Owosso in favor of the Agent (the "Stock Pledge Agreement").

         7. Owosso has decided to sell all of the stock of the Motor Products Entities (the "Stock Sale") pursuant to a Stock Purchase Agreement dated July 8, 2002 among Owosso, the Motor Products Entities and Hathaway Motion Control Corporation ("Hathaway") (the "Stock Purchase Agreement"). The Borrowers and the Motor Products Entities have asked the Banks to consent to their entering into the transactions contemplated by the Stock Purchase Agreement, to release their liens and security interests against the assets of the Motor Products Entities as provided in the payoff letter dated of even date herewith and attached hereto as Exhibit A (the "Payoff Letter") and to otherwise release the Motor Products Entities from their obligations under the Loan Agreement, the Amendment Agreement and the Loan Documents in exchange for a payment to be made to the Banks equal to $11,500,000 and delivery of the other items described in the Payoff Letter.

         8. To reflect the removal of the Motor Products Entities as borrowers under the Loan Agreement and the release of the pledge of the Motor Products Entities' stock under the Stock Pledge Agreement, in connection with the foregoing, the Borrowers have requested and, subject to the terms hereof, the Banks have agreed to amend the Loan Agreement, the Stock Pledge Agreement and the Security Agreement as provided in this Amendment.

                                    AGREEMENT

      Based on the foregoing Recitals (which are incorporated herein as representations, warranties, acknowledgments and agreements of the parties, as the case may be) and for other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged by the parties hereto, Borrowers and Banks agree effective upon consummation of closing of the Stock Sale as follows:

         N. The Loan Agreement and Amendment Agreement are amended as follows:

                  1. The "Commitment" of each of the Banks is hereby permanently reduced to the following amounts as of the effective date of this Agreement: for Bank One, $6,522,727 for PNC, $3,727,273 and collectively, $10,250,000. Any borrowings in excess of the lesser of
         (a) the Commitments as in effect from time to time less the total amount of L/C Outstandings or (b) the Borrowing Base are immediately due and payable.

                  2. Section 2.2(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

                           "(a) The Borrowers shall have the right to terminate
                  the Commitments or reduce the commitment amounts for the Banks set forth in the signature pages hereof at any time and from time to time, provided that (i) the Borrowers shall give written notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (ii) each partial reduction of such commitment amounts shall be in a minimum amount of $100,000 and in an integral multiple of $50,000, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.4 is then pending, and (iv) the Commitments may not be terminated in their entirety if any Loans are then outstanding and the commitment amounts may not be reduced below the principal amount of Loans then outstanding. The Borrowers shall provide written notice hereunder in a form to be agreed upon by the Banks and the Borrowers."

                  3. Section 2.2(d) of the Loan Agreement is amended and restated in its entirety to read as follows:

                           "(d) The Commitments will additionally cumulatively
                  reduce by the following amounts (each a "Mandatory Reduction") at the following times in accordance with the terms of this
                  Section 2.2:

                           Mandatory       Total Cumulative             New
       Date                Reduction          Reduction              Commitment
       ----                ---------          ---------              ---------

     Sept 30, 2002         $250,000            $250,000            $10,000,000

     Oct 30, 2002          $150,000            $400,000             $9,850,000

     Nov 30, 2002          $100,000            $500,000             $9,750,000

                  As part of the calculation of the cumulative reduction, the Commitments will reduce on a dollar for dollar basis by 100% of the net proceeds (net only of reasonable costs of closing pursuant to sale terms and conditions acceptable to the Banks in their reasonable discretion) promptly upon the Borrowers' receipt thereof of the sale of any of the assets of the Borrowers, including without limitation the real estate owned by Snowmax and Cramer, and by 100% of the face value of any Letter of Credit or full amount of any cash deposit related thereto returned to either of the Banks promptly upon the Borrowers' receipt thereof."

         O. The definition of "Additional Amount" in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

""Additional Amount" means $6,985,000, less the following amounts immediately upon the Borrowers' receipt thereof: 100% of the net proceeds (net only of reasonable costs of closing pursuant to sale terms and conditions acceptable to the Banks in their reasonable discretion) of the sale of any of the assets of the Borrowers, including without limitation the real estate owned by Snowmax and Cramer; the face value of any Letter of Credit or full amount of any cash deposit related thereto returned to either of the Banks; and the amount of any reduction in the Commitments permitted or required under Section 2(a) and/or 2(d) of the Loan Agreement."

         P. The Borrowers have advised the Banks that following Owosso's sale of the stock of the Motor Products Entities they may be unable to comply with the financial covenants set forth in Section 7(f) of the Amendment Agreement. The Borrowers have requested that the Banks agree to amend Section 7(f) of the Amendment Agreement to delete all financial covenants covering the period after the sale of the stock of the Motor Products Entities and add a new financial covenant based on the EBITDA of Stature. The Banks have agreed to discuss such an amendment with the Borrowers but as of the date of this Amendment the Borrowers have not provided the Banks with either proposed covenant formulas or levels or any of the financial materials needed to permit the Banks to evaluate the request. Until such time as the Borrowers and the Banks may come to an agreement with respect to modifications to Section 7(f) of the Amendment Agreement and such agreement is reduced to writing and signed by each of the Borrowers, the Banks and the Agent, Section 7(f) remains in full force and effect notwithstanding the sale of the stock of the Motor Products Entities.

         Q. The Agent has advised the Borrowers that a review of its internal books and records indicates that since February 1, 2001 interest has been accrued on a year of 360 days rather than a year of 365 or 366 days as provided in the Loan Documents. Recalculating the interest using the correct year basis results in a $37,796.83 credit due to the Borrowers (the "Interest Credit"). The Agent will apply the Interest Credit to the August, 2002 interest payment due from the Borrowers to the Lenders. By signing this Amendment and accepting the Interest Credit, the Borrowers waive any and all claims they may have with respect to the Interest Credit.

         R. The Notes are amended and restated in their entireties by the Amended and Restated Revolving Credit Notes in the form of collective Exhibit B hereto (the "New Notes").

         S. By signing below, each of the Borrowers (a) agrees that it is waiving any and all rights it may have against the Motor Products Entities or either of them for contribution or otherwise under the terms of the Loan Agreement or the Loan Documents, including, without limitation, rights arising under Section 8.14 of the Loan Agreement, regardless of what amount, if any, the Banks may actually receive as a result of the sale of the Motor Products Entities stock and (b) represents and warrants that the removal of the Motor Products Entities as Borrowers under the Loan Documents will not materially adversely affect the remaining Borrowers' ongoing businesses or cause an inability of the remaining Borrowers to meet their obligations under the Loan Documents except as set forth in Paragraph C above. From and after the date of this Amendment, the Motor Products Entities shall no longer be "Borrowers" under the Loan Agreement or the Amendment Agreement. By signing below, each of the Motor Products Entities releases any claims it may have against the other Borrowers arising under or in respect of the Loan Documents.

         T. The Stock Pledge Agreement is amended to delete all references to the Motor Products Entities or their stock.

         U. The Security Agreement is amended to delete all references to the Motor Products Entities or their assets.

         V. The Banks and the Agent release the Motor Products Entities as Borrowers under the Loan Documents and from any liability or obligation, whether by guaranty or otherwise, under the Loan Documents, the Security Agreement or the Stock Pledge Agreement.

         W. To the extent required under the terms of the Loan Documents, the Banks consent to the Motor Products Entities and Owosso entering into the Stock Purchase Agreement and related documents, subject to the requirements set forth herein and in the Payoff Letter.

         X. Borrowers acknowledge that as an accommodation to Hathaway and the Motor Products Entities, and in accordance with the terms of the Payoff Letter, Hathaway will be entitled to maintain all accounts of either of the Motor Products Entities with either of the Banks (the "Motor Products Accounts") until August 31, 2002, and that if the Motor Products Accounts are not closed by that date the Banks may close and cancel them. Until such time as the Motor Products Accounts are closed, as an inducement to the Banks to maintain the Motor Products Accounts, the Borrowers acknowledge and agree that they remain jointly and severally liable to the Banks with respect to any liability the Banks may incur with respect to the Motor Products Accounts, including adjustments for returned items, insufficient funds checks, partial credits, provisional credits and like items and account fees and charges, and agree to indemnify and hold harmless the Banks with respect to such amounts.

         Y. From and after the date of this Amendment, references in the Loan Documents (i) to the Loan Agreement, the Stock Pledge Agreement, the Security Agreement and the Amendment Agreement are to be treated as referring to the Loan Agreement, the Stock Pledge Agreement, the Security Agreement and the Amendment Agreement as amended by this Amendment, (ii) to the Notes are to be treated as referring to the New Notes, and (iii) (iv) to "obligations", "Obligations" and "liabilities" are to be treated as referring to all indebtedness and obligations referred to in this Amendment or the Loan Documents.

         Z. Subsequent to execution and delivery of this Amendment, Borrowers must cause to be executed and delivered to the Banks such financing statements, resolutions and other agreements that the Banks may reasonably require to effectuate the transactions contemplated by this Amendment. Borrowers must pay all costs and expenses (including reasonable attorneys' fees) incurred by the Banks in connection with this Amendment.

         AA. Each Borrower expressly acknowledges and agrees that (i) each Borrower, jointly, jointly and severally, and severally remains liable for any and all obligations and indebtedness under the Loan Documents and (ii) except to the extent heretofore or herein released, all collateral security and security interests, liens, pledges, and mortgages heretofore or hereafter granted the Banks including, without limitation, such collateral, security interests, liens, pledges, and mortgages granted under the Loan Documents, extend to and cover all of each Borrower's obligations to the Banks, now existing or hereafter arising including, without limitation, those arising in connection with this Amendment and under all guaranty agreements now or in the future given by any Borrower in either Bank's favor, each Borrower's present and future obligations to the Banks under foreign exchange contracts, derivatives or hedging transactions, including but not limited to interest rate, commodity, currency, or credit swaps or options that may be provided from time to time by the Banks to the Borrowers, all of which security interests, liens, pledges, and mortgages are ratified, reaffirmed, confirmed and approved.

         BB. Each Borrower represents and warrants to the Banks that:

              (4) (a) The execution, delivery and performance of this Amendment by the Borrowers and all agreements and documents delivered by Borrowers in connection with this Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not require any consent or approval of its stockholders or members, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation, articles of organization, or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

                    (b) No authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrowers of this Amendment and all agreements and documents delivered in connection with this Amendment.

                    (c) This Amendment and all agreements and documents
               delivered by Borrowers in connection with this Amendment are the legal, valid and binding obligations of each Borrower enforceable against it in accordance with the terms thereof.

              (5) After giving effect to the amendments contained in this Amendment, all of the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

              (6) Each Borrower's interim financial statements furnished to the Banks, which have been provided through June 23, 2002, fairly present such Borrower's financial condition as of such dates and the results of such Borrower's operations for the periods indicated. The Borrowers' consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and since the date of the last such financial statement there has been no material adverse change in such financial condition.

         CC. The terms and provisions of this Amendment amend, add to and constitute a part of the Loan Agreement, the Amendment Agreement and the other Loan Documents. Except as expressly modified and amended by the terms of this Amendment, all of the other terms and conditions of the Loan Agreement, the Amendment Agreement and the other Loan Documents remain in full force and effect and are ratified, reaffirmed, confirmed, and approved.

         DD. If there is an express conflict between the terms of this Amendment and the terms of the Loan Agreement or the other Loan Documents, the terms of this Amendment govern and control.

         EE. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

         FF. WAIVER OF JURY TRIAL.

              BORROWERS AND BANKS EACH ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. BORROWERS AND BANKS EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER OF THE BANKS NOR ANY BORROWER SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP.

         GG. RELEASE. AS OF THE DATE HEREOF EACH OF THE BORROWERS REPRESENTS AND WARRANTS THAT THEY ARE AWARE OF, AND POSSESS, NO CLAIMS OR CAUSES OF ACTION AGAINST EITHER OF THE BANKS OR THE AGENT. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OF THE BORROWERS INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, IN EVERY CAPACITY, INCLUDING BUT NOT LIMITED TO, AS SHAREHOLDERS, OFFICERS, PARTNERS, DIRECTORS, INVESTORS, OR CREDITORS OF ANY ONE OR MORE OF THE BORROWERS, EACH OF ITS EMPLOYEES, AGENTS, EXECUTORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES EACH OF THE BANKS AND THE AGENT, THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION THAT NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FORGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY EITHER OF THE BANKS OR THE AGENT UNDER THE LOAN DOCUMENTS, THE BUSINESS RELATIONSHIP WITH EITHER OF THE BANKS OR THE AGENT AND ALL OTHER OBLIGATIONS OF ANY NATURE OR KIND OF ANY ONE OR MORE OF THE BORROWERS, ANY ORAL AGREEMENTS OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT ANY ONE OR MORE OF THE BORROWERS HAS OR MAY HAVE HAD WITH EITHER OF THE BANKS AT ANY TIME AND FOR ANY REASON INCLUDING, BUT NOT LIMITED TO, DEMAND DEPOSIT ACCOUNTS, OR OTHERWISE, BUT DOES NOT INCLUDE THE BORROWERS' FUTURE RIGHTS TO RECEIVE LOANS UNDER THE TERMS OF THE LOAN DOCUMENTS, AS AMENDED BY THIS AGREEMENT, OR AS TO AMOUNTS ON DEPOSIT WITH EITHER OF THE BANKS OR STOCK CERTIFICATES PLEDGED TO AND HELD BY EITHER OF THE BANKS AS COLLATERAL FOR THE OBLIGATIONS.

BANK ONE, MICHIGAN, f/k/a                                     PNC BANK, NATIONAL ASSOCIATION
NBD BANK, individually and as Agent

By: /s/ Patricia S. Carpen                                    By: /s/ Frank P. Devine
    -------------------------                                     -------------------

        Name: Patricia S. Carpen                                      Name: Frank P. Devine

        Title: Vice President                                         Title: Vice President

OWOSSO CORPORATION                                            AHAB INVESTMENT COMPANY

By: /s/ George B. Lemmon, Jr.                                 By: /s/ George B. Lemmon, Jr.
    -------------------------                                     -------------------------

        Name: George B. Lemmon, Jr.                                   Name: George B. Lemmon, Jr.

        Title: President                                              Title: President

DWZM, INC.                                                    SMX LIQUIDATION CORP., INC.

By: /s/ George B. Lemmon, Jr.                                 By: /s/ George B. Lemmon, Jr.
    -------------------------                                     -------------------------

        Name: George B. Lemmon, Jr.                                   Name: George B. Lemmon, Jr.

        Title: President                                              Title: President



                    [Signatures continued on following page]

                    [Signatures continued from previous page]


GBMC, INC.                                                    STATURE ELECTRIC, INC.

By: /s/ George B. Lemmon, Jr.                                 By: /s/ George B. Lemmon, Jr.
    -------------------------                                     -------------------------

        Name: George B. Lemmon, Jr.                                   Name: George B. Lemmon, Jr.

        Title: President                                              Title: Vice-President


OWOSSO MOTOR GROUP, INC.                                      AAC LIQUIDATION CORP., INC.

By: /s/ George B. Lemmon, Jr.                                 By: /s/ George B. Lemmon, Jr.
    -------------------------                                     -------------------------

        Name: George B. Lemmon, Jr.                                   Name: George B. Lemmon, Jr.

        Title: President                                              Title: President


OWOSSO-DELAWARE, INC.

By: /s/ George B. Lemmon, Jr.
    -------------------------

        Name: George B. Lemmon, Jr.

        Title: President



ACKNOWLEDGED AND AGREED:


MOTOR PRODUCTS-OWOSSO                                         MOTOR PRODUCTS-OHIO
CORPORATION                                                   CORPORATION

By: /s/ George B. Lemmon, Jr.                                 By: /s/ George B. Lemmon, Jr.
    -------------------------                                     -------------------------

        Name: George B. Lemmon, Jr.                                   Name: George B. Lemmon, Jr.

        Title: Vice-President                                         Title: Vice-President